Announces Strong First Quarter Results and Successful IFH Conversion;
Continued Strong Organic Loan and Deposit Growth;
NIM and Fee Income Drives Robust Returns
First Quarter 2025 Highlights
•Net Income of $13.9 million, or $0.82 per share, and return on average assets ("ROA") of 1.75%
◦Core net income(1) of $14.9 million, or $0.88 per share, and core ROA(1) of 1.87%
•Book value per common share of $22.19 at March 31, 2025, increased $0.87 compared to 4Q 2024, and increased $3.51 when compared to 1Q 2024.
◦Tangible Book Value Per Share(1) of $19.81, increased 3.7% (not annualized), or $0.71(2) as compared to 4Q 2024, and increased 6.0%, or $1.13 compared to 1Q 2024
•Return on average equity ("ROE") of 15.56%, and return on average tangible common equity ("ROTCE")(1) of 17.57%
◦Core ROE(1) of 16.64%, and core ROTCE(1) of 18.77%
•Gross Loans grew $48.2 million, or 7.4% (annualized), during 1Q 2025, and growth of $713.9 million year-over-year including $340.4 million from organic growth and $373.5 million from the IFH acquisition
•Total Deposits grew $129.4 million, or 19.0% (annualized), from 4Q 2024. Year-over-year growth of $885.6 million includes $426.7 million from organic growth, and $459.0 million from the acquisition of IFH, or 44.2% from 1Q 2024
◦Customer Deposit growth of $154.6 million, or 25.8% (annualized) from 4Q 2024, and $738.5 million year-over-year, or 40.0% from 1Q 2024, including $445.0 million of organic growth, and $293.5 million from the acquisition of IFH
•Net Interest Income increased $1.7 million, or 3.9% (not annualized), from 4Q 2024 due to balance sheet growth and purchase accounting accretion, and increased $11.0 million, or 31.5%, year-over-year, primarily driven by strong organic growth and the acquisition of IFH.
•Net Interest Margin ("NIM") of 6.05% increased 18 bps compared to 4Q 2024 and decreased 19 bps compared to 1Q 2024 due to the acquisition of commercial loans from IFH, diluting the impact from OpenSky™
◦Commercial Bank NIM(1) of 4.32% increased by 33 bps and 55 bps, compared to 4Q 2024 and 1Q 2024, respectively
◦Net purchase accounting accretion of $1.5 million for 1Q 2025, increased $0.8 million compared to 4Q 2024, accounting for 20 bps of both reported NIM and Commercial Bank NIM(1)
•Fee Revenue (noninterest income) totaled $12.5 million, or 21.4% of total revenue for 1Q 2025, an increase of $0.6 million, from 4Q 2024 and $6.6 million, from 1Q 2024
•The allowance for credit losses to total loans ("ACL Coverage Ratio") equaled 1.81% at March 31, 2025 down 4 bps from 4Q 2024 and up 32 bps from 1Q 2024, primarily due to of the acquisition of IFH loans. The Commercial Bank ACL Coverage Ratio(1) equaled 1.67% at March 31, 2025, compared to 1.70% at December 31, 2024.
•Cash Dividend of $0.10 per share declared by the Board of Directors
(1) As used in this press release, core net income, core ROA, core ROE, ROTCE, core ROTCE, Commercial Bank NIM, Commercial Bank ACL Coverage Ratio, and Tangible Book Value are non–U.S. generally accepted accounting principles ("GAAP") financial measures. These non-GAAP financial metrics exclude merger-related and other certain one-time non-reoccurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.
(2) 4Q 2024 Tangible Book Value restated to $19.10 from previously reported amount of $18.77 due to exclusion of Loan Servicing Assets.

Rockville, Maryland, April 28, 2025 (GLOBE NEWSWIRE) – Capital Bancorp, Inc. (the "Company") (NASDAQ: CBNK), the holding company for Capital Bank, N.A. (the "Bank"), today reported net income of $13.9 million, or $0.82 per diluted share, for 1Q 2025, compared to net income of $7.5 million, or $0.45 per diluted share, for 4Q 2024, and $6.6 million, or $0.47 per diluted share, for 1Q 2024. Core net income(1) for 1Q 2025 of $14.9 million, or $0.88 per diluted share, compared to $15.5 million, or $0.92 per diluted share in 4Q 2024.
The Company also declared a cash dividend on its common stock of $0.10 per share. The dividend is payable on May 28, 2025 to shareholders of record on May 12, 2025.
“The first quarter continues the momentum from 2024 and further demonstrates the value of the larger and more diversified franchise resulting from the acquisition of IFH," said Ed Barry, CEO of the Company and the Bank. "I would like to thank Management and the teams across the organization for a successful integration of IFH in the first quarter. Our continued focused execution of our initiatives and growth objectives will build on a great start to 2025."
“Our record GAAP earnings per share for the quarter, increased net interest margin, solid loan and deposit growth, and superior return on tangible equity all confirm that we are on the right course for continued growth. We continue to benefit from our diversified earnings platform, both in terms of overall performance and risk mitigation,” said Steven J. Schwartz, Chairman of the Company. “That said, we intend to continue to monitor closely the possible impact on our businesses from emergent governmental policies, with a view towards insulating ourselves, to the extent we can, from the effects of such policies, including interest rate and price volatility and heightened economic uncertainty.”

Reconciliation of GAAP Net Income to Core (Non-GAAP) Net Income
The following table provides a reconciliation of the Company's net income under GAAP to Core net income (non-GAAP) results excluding merger-related expenses and other one-time non-recurring transactions.

	First Quarter 2025				Fourth Quarter 2024
(in thousands, except per share data)	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share	Income Before Income Taxes	Income Tax Expense	Net Income	Diluted Earnings per Share
GAAP Net Income	$18,297	$4,365	$13,932	$0.82	$10,776	$3,243	$7,533	$0.45
Add: Merger-Related Expenses	1,266	302	964		2,615	464	2,151
Add: Non-recurring Equity and Debt Investment Write-Down	—	—	—		2,620	—	2,620
Add: Initial IFH ACL Provision	—	—	—		4,194	1,025	3,169
Core Net Income(1)	$19,563	$4,667	$14,896	$0.88	$20,205	$4,732	$15,473	$0.92
Note: The income tax expense reflects the non-deductibility of certain merger-related expenses.

1 As used in this press release, core net income is a non-GAAP financial measure. This non-GAAP financial metric excludes merger-related and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

First Quarter 2025 Results
Earnings Summary
Net income of $13.9 million, or $0.82 per diluted share, compared to net income of $7.5 million, or $0.45 per diluted share, for 4Q 2024, and $6.6 million or $0.47 per diluted share, for 1Q 2024. 1Q 2025 core net income(1) of $14.9 million, or $0.88 per diluted share, compared to 4Q 2024 of $15.5 million, or $0.92 per diluted share.
•Net interest income of $46.0 million increased $1.7 million, or 3.9% (not annualized), compared to 4Q 2024, and increased $11.0 million, or 31.5% year-over-year.
◦Interest income of $62.8 million increased $1.1 million, or 1.7% (not annualized), over 4Q 2024, and increased $14.4 million, or 29.8%, year-over-year. The increase quarter-over-quarter was driven by increases of $1.1 million from net purchase accounting accretion, $0.7 million from interest-bearing deposits held at other financial institutions, and $0.3 million from investments held for sale, partially offset by a decrease in loan interest income of $1.1 million due to rate and portfolio mix, while the increase year-over year was primarily driven by organic growth and the acquisition of IFH.
▪Interest income included $0.4 million from net purchase accounting accretion in 1Q 2025 compared to $0.7 million from net purchase accounting amortization in 4Q 2024. There was no related purchase accounting accretion or amortization during 1Q 2024.
◦Interest expense of $16.7 million decreased $0.7 million, or 3.8% (not annualized) compared to 4Q 2024, and increased $3.4 million, or 25.1%, year-over-year. The decrease quarter-over-quarter was primarily due to a decrease in borrowed funds partially offset by lower net purchase accounting accretion, and the increase year-over-year was driven by organic growth and the acquisition of IFH.
▪Interest expense included $1.1 million from net purchase accounting accretion in 1Q 2025 compared to $1.4 million from net purchase accounting accretion in 4Q 2024. There was no related purchase accounting accretion or amortization during 1Q 2024.
•The provision for credit losses was $2.2 million, a decrease of $5.6 million from 4Q 2024. The decrease over the prior quarter was primarily driven by the recognition of the Initial IFH ACL Provision of $4.2 million in 4Q 2024, and a $2.0 million lower provision from the commercial loan portfolio partially offset by an additional $0.6 million from OpenSky™ provision in the current quarter. Net charge-offs totaled $2.4 million, or 0.38% of portfolio loans (annualized), including $2.3 million from OpenSky™ loans. By comparison net charge-offs for 4Q 2024 totaled $2.4 million, or 0.37% of portfolio loans (annualized), including $2.1 million from OpenSky™ loans. At March 31, 2025, the ACL Coverage Ratio was 1.81%, down 4 bps from the ratio of 1.85% at December 31, 2024, due to the payoff of certain purchase credit deteriorated ("PCD") loans acquired from IFH, during the quarter. The provision for credit losses decreased $0.5 million, year-over-year (1Q 2024) primarily from lower commercial loan portfolio provision of $0.7 million, offset by slightly higher provision for OpenSky™ of $0.2 million, while the ACL Coverage Ratio increased 32 bps year-over-year driven by the acquisition of IFH.
1 As used in this press release, core net income is a non-GAAP financial measure. This non-GAAP financial metric excludes merger-related and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of this and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Earnings Summary (Continued)
•Noninterest income of $12.5 million increased $0.6 million compared to 4Q 2024 and increased $6.6 million year-over-year primarily due to the contributions made by the businesses IFH brought to the merged entity. Core fee revenue(1) of $12.5 million decreased $2.0 million, as a result of $1.2 million lower government lending revenue, $0.8 million lower SBIC investment income, $0.5 million lower loan servicing, $0.4 million lower government loan servicing revenue (Windsor), offset by a loan termination fee of $0.7 million during 1Q 2025.
•Noninterest expense of $38.1 million increased $0.5 million compared to 4Q 2024 and $8.6 million compared to 1Q 2024. Core noninterest expense(1) of $36.8 million increased $1.9 million compared to 4Q 2024 and $8.0 million compared to 1Q 2024. Core comparisons include:
~~◦~~Salaries and employee benefits expenses increased $1.6 million from 4Q 2024, primarily the result of $0.7 million lower deferred expenses related to loan production, $0.6 million from the seasonality of payroll related taxes, and $0.2 million in employee benefits.
◦Marketing expenses increased $0.7 million from 4Q 2024, primarily due to additional OpenSky™ advertising-related expenses due to seasonality.
◦Regulatory assessment expenses increased $0.4 million from 4Q 2024, primarily due to additional assessments from the acquisition of IFH.
◦Expense reduction of $0.8 million from 4Q 2024, includes $0.3 million from loan processing, $0.2 million from other operating, and $0.3 million from other areas.
◦Year-over-year expense growth of $8.6 million was primarily due to the acquisition of IFH.
◦Estimated total cost synergies resulting from the acquisition of IFH totaled $1.75 million in 1Q 2025, achieving the targeted savings earlier than anticipated.
•Income tax expense of $4.4 million, or 23.9% of pre-tax income for 1Q 2025, increased $1.1 million from $3.2 million, or 30.1% of pre-tax income for 4Q 2024. The core effective income tax rate(1) for 1Q 2025 and 4Q 2024 would have been 23.7% and 22.6%, respectively.
1 As used in this press release, core fee revenue, core noninterest expense, and core effective income tax rate are non-GAAP financial measures. These non-GAAP financial metrics exclude merger-related and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.

Balance Sheet
Total assets of $3.3 billion at March 31, 2025 increased $142.9 million, or 18.1% (annualized), from December 31, 2024. Total assets growth year-over-year of $1.0 billion, or 44.1%, included $559.4 million acquired with the IFH acquisition, net of purchase accounting, and $465.6 million of organic growth.
•Cash and cash equivalents of $294.0 million at March 31, 2025 increased $88.7 million from December 31, 2024 due to portfolio growth, and increased $208.8 million year-over-year including $130.9 million from organic growth and $77.8 million from the acquisition of IFH.
•Total portfolio loans of $2.68 billion at March 31, 2025 increased $48.2 million, or 7.4% (annualized), from December 31, 2024 and increased $713.9 million year-over-year including $373.5 million from the acquisition of IFH and $340.4 million of organic growth.
◦Compared to December 31, 2024, commercial and industrial loans increased $39.8 million and construction real estate loans increased $22.0 million, offset by a $9.1 million decrease in OpenSky™ loans and a $6.3 million decrease in commercial real estate loans.
◦Commercial and industrial loans, and owner-occupied commercial real estate loans totaled 37.9% of total portfolio loans at March 31, 2025, compared to 37.8% at December 31, 2024, and 29.6% at March 31, 2024.
•Total deposits of $2.89 billion at March 31, 2025 increased $129.4 million, or 19.0% (annualized), from December 31, 2024, and increased $885.6 million, or 44.2% (annualized) from March 31, 2024. The increase quarter-over-quarter includes $95.7 million of growth in customer money market deposits, $57.6 million of growth in interest-bearing demand accounts, $1.3 million of noninterest-bearing deposits, and $0.7 million of customer time deposits, partially offset by a decrease in brokered time deposits of $25.2 million. The increase year-over-year is driven by $459.0 million from the acquisition of IFH and $426.7 million from organic growth.
◦Insured and protected deposits were approximately $2.0 billion as of March 31, 2025 representing 70.4% of the Company's deposit portfolio.
◦Low-and-no interest bearing deposits of $1.1 billion, or 38.8% of deposits, increased $58.2 million, or 22.2% (annualized) from December 31, 2024, and increased $257.2 million, or 29.8% year-over-year, including $157.4 million of organic growth, and $91.5 million from the acquisition of IFH.
•The average portfolio loans-to-deposit ratio was 95.15% for the three months ended March 31, 2025, compared to 99.27% from 4Q 2024, and 98.46% from 1Q 2024.
•The investment securities portfolio continues to be classified as available-for-sale and had a fair market value of $213.5 million, or 6.4% of total assets, an effective duration of 3.0 years, with U.S. Treasury Securities representing 56% of the overall investment portfolio at March 31, 2025. The accumulated other comprehensive income (loss) on the investment securities portfolio decreased $2.3 million during the quarter to negative $9.2 million after-tax as of March 31, 2025, which represents 2.5% of total stockholders' equity. The Company does not have a held-to-maturity investment securities portfolio.
•Liquidity – The Company maintains stable and reliable sources of available borrowings, generally consistent with prior quarter. Sources of available borrowings at March 31, 2025 totaled $820.9 million, compared to $803.0 from 4Q 2024. During 1Q 2025 available collateralized lines of credit of $625.4 million, unsecured lines of credit with other banks of $76.0 million and unpledged investment securities available as collateral for potential additional borrowings of $119.5 million.
•Capital Positions – As of March 31, 2025, the Company reported a Common Equity Tier-1 capital ratio of 13.33%, compared to 13.74% at December 31, 2024. At March 31, 2025, the Company and the Bank maintain regulatory capital ratios that exceed all capital adequacy requirements.

Financial Metrics
Net Interest Margin – Net interest margin of 6.05% for the three months ended March 31, 2025, increased 18 bps compared to the prior quarter, and decreased 19 bps year-over-year. Commercial Bank net interest margin(1), of 4.32% increased 33 bps compared to the prior quarter, and increased 55 bps year-over-year. Net purchase accounting accretion for 1Q 2025 was 20 bps for NIM and Commercial Bank NIM(1).
•The average yield on interest earning assets of 8.24% increased 7 bps compared to the prior quarter, due to portfolio mix, and decreased 39 bps year-over-year primarily due to the acquisition of commercial loans diluting the impact from OpenSky™. The Commercial Bank Loan Yield(1) of 7.14% for 1Q 2025, increased 16 bps 4Q 2024, and increased 18 bps year-over-year.
•The total cost of deposits of 2.42% for 1Q 2025 decreased 8 bps compared to the prior quarter due to rate and mix shift and decreased 22 bps year-over-year. The total cost of interest-bearing deposits decreased 9 bps quarter-over-quarter, and 54 bps year-over-year, to 3.37% for 1Q 2025 due to rate environment and product mix.
•Net purchase accounting accretion of $1.5 million during 1Q 2025, increased $0.8 million from 4Q 2024. There was no related purchase accounting accretion or amortization during 1Q 2024.
Efficiency Ratios – The efficiency ratio was 64.9% for the three months ended March 31, 2025, compared to 66.7% for the three months ended December 31, 2024 and 72.0% for the three months ended March 31, 2024. The core efficiency ratio(1) was 62.8%, for the three months ended March 31, 2025. The core efficiency ratio(1) was 59.3% for the three months ended December 31, 2024, and 70.2% for the three months ended March 31, 2024.
Credit Metrics and Asset Quality – The ACL Coverage Ratio equaled 1.81% at March 31, 2025, a decrease of 4 bps from December 31, 2024, and an increase of 32 bps year-over-year driven by the acquisition of IFH.
Nonperforming assets increased 27 bps to 1.21% of total assets at March 31, 2025 compared to December 31, 2024, and increased 59 bps year-over-year. Total nonaccrual loans at March 31, 2025 increased $10.2 million to $40.5 million compared to December 31, 2024, and increased $26.1 million year-over-year, mainly due to the acquisition of IFH. At March 31, 2025, special mention loans totaled $63.0 million, or 2.4% of total portfolio loans, compared to $60.0 million, or 2.3% of total portfolio loans, at December 31, 2024, and $27.5 million, or 1.4% of total portfolio loans, at March 31, 2024. At March 31, 2025, substandard loans totaled $45.7 million, or 1.7% of total portfolio loans, compared to $48.4 million, or 1.8% of total portfolio loans, at December 31, 2024 and $14.1 million, or 0.7% of total portfolio loans, at March 31, 2024.
1 As used in this press release, Commercial Bank NIM, Commercial Bank Loan Yield, and core efficiency ratio are non-GAAP financial measures. These non-GAAP financial metrics exclude merger-related and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release

Financial Metrics (Continued)
Performance Ratios – ROA, ROE, ROTCE were 1.75%, 15.56%, and 17.57% respectively, for the three months ended March 31, 2025, compared to 0.96%, 8.50%, and 9.33%(1) respectively, for the three months ended December 31, 2024. For the three months ended March 31, 2024, ROA, ROE, and ROTCE were 1.15%, 10.19%, and 10.19%, respectively. As of March 31, 2024, the Company did not have goodwill or other intangible assets.
•Core ROA(2), core ROE(2), and core ROTCE(2) for the three months ended March 31, 2025 were 1.87%, 16.64%, and 18.77% respectively. Core ROA(2), core ROE(2), and core ROTCE(2) for the three months ended December 31, 2024, were 1.97%, 17.46%, and 18.91%(1), respectively. Core ROA(2), core ROE(2), and core ROTCE(2) for the three months ended March 31, 2024 were 1.24%, 11.03%, and 11.03%, respectively.
Book Value and Tangible Book Value – Book value per common share of $22.19 at March 31, 2025, increased $0.87 when compared to December 31, 2024, and increased $3.51 when compared to March 31, 2024. Tangible book value per common share(2) increased $0.71(3), or 3.7%, to $19.81 at March 31, 2025 when compared to December 31, 2024, and increased $1.13, or 6.0%, when compared to March 31, 2024. Tangible book value was impacted by the purchase accounting adjustments required as part of the IFH acquisition. Therefore, tangible book value per share(1) was equal to book value per share for periods prior to 4Q 2024.

1 Core ROTCE and core ROTCE for the three months ended December 31, 2024 were restated to 9.33% and 18.91%, respectively, from 9.47% and 19.19%, due to exclusion of Loan Servicing Assets.
2 As used in this press release, core ROA, core ROE, ROTCE, core ROTCE, and Tangible Book Value are non-GAAP financial measures. These non-GAAP financial metrics exclude merger-related and other certain one-time non-recurring pre-tax adjustments and tax impacts of such adjustments. Reconciliations of these and other non–GAAP measures to their comparable GAAP measures are set forth in the Appendix at the end of this press release.
3 4Q 2024 Tangible Book Value restated to $19.10 from previously reported amount of $18.77 due to exclusion of Loan Servicing Assets.

Commercial Bank
Continued Portfolio Loan Growth – Gross portfolio loans increased $55.6 million at March 31, 2025 compared to December 31, 2024, including $39.8 million of commercial and industrial loans, and $22.0 million of construction real estate loans. Historical gross portfolio loan balances are disclosed in the Composition of Loans table within the Historical Financial Highlights.
Net Interest Income – Interest income of $48.2 million increased $2.1 million from the prior quarter, driven by loan growth and higher loan yields. Interest expense of $16.6 million decreased $0.6 million, resulting from a decrease in the average balance of borrowings in 1Q 2025.
Credit Metrics – Nonperforming assets, comprised solely of nonaccrual loans, increased 27 bps to 1.21% of total assets at March 31, 2025 compared to December 31, 2024. Total nonaccrual loans at March 31, 2025 increased to $40.5 million compared to $30.2 million at December 31, 2024.
Classified and Criticized Loans – At March 31, 2025, special mention loans totaled $63.0 million, or 2.4% of total portfolio loans, compared to $60.0 million, or 2.3% of total portfolio loans, at December 31, 2024. At March 31, 2025, substandard loans totaled $45.7 million, or 1.7% of total portfolio loans, compared to $48.4 million, or 1.8% of total portfolio loans, at December 31, 2024.

OpenSky™
Accounts – During 1Q 2025, the number of credit card accounts of 563.7 thousand increased by 11.2 thousand, or 2.0% (not annualized) from December 31, 2024, and increased 36.8 thousand, or 7.0% year-over-year.
Loan and Deposit Balances – Loan balances, net of reserves, of $118.7 million at March 31, 2025 decreased by $9.1 million, or 28.7% (annualized), compared to December 31, 2024. Corresponding deposit balances of $168.8 million at March 31, 2025 increased $2.4 million, or 6.0% (annualized), compared to December 31, 2024. Gross unsecured loan balances of $39.0 million at March 31, 2025 decreased $3.4 million, or 32.9% (annualized), compared to $42.4 million at December 31, 2024, and increased $10.5 million year-over-year.
Revenues – Total revenue of $18.2 million decreased $1.0 million from the prior quarter. Interest income of $14.4 million decreased $1.0 million from the prior quarter. Average OpenSky™ credit card loan balances, net of reserves and deferred fees of $118.7 million for 1Q 2025, decreased $2.3 million, or 1.9% (not annualized), compared to the prior quarter. Noninterest income of $3.7 million remained generally consistent compared to the prior quarter.
Noninterest Expense – Total noninterest expense of $13.3 million decreased $0.7 million, primarily related to advertising related expenses due to seasonality.
OpenSky™ Credit – Portfolio credit metrics continue to be generally consistent with modeled expectations during 1Q 2025. The provision for credit losses of $1.8 million increased $0.6 million when compared to the prior quarter. OpenSky's unsecured loan product continues to be offered exclusively to current and former secured card customers in order to retain customer who have successfully improved their credit profiles. Unsecured loans have been offered by OpenSky since the fourth quarter of 2021 and have performed according to management expectations over that time period.

Capital Bank Home Loans
Originations of loans held for sale totaled $65.8 million during 1Q 2025, with $54.1 million of mortgage loans sold resulting in a gain on sale of loans of $1.7 million, representing a 3.07% of gain on sale as a percentage of total loans sold. Originations of loans held for sale totaled $90.0 million during 4Q 2024, with $77.4 million of mortgage loans sold resulting in a gain on sale of loans of $1.9 million, representing a 2.45% of gain on sale as a percentage of total loans sold.

Windsor Advantage
Gross government loan servicing revenue totaled $4.6 million, including $1.0 million of Capital Bank related servicing fees, during 1Q 2025. Gross government loan servicing revenue totaled $4.6 million, including $0.9 million of Capital Bank related servicing fees, during 4Q 2024. Windsor's total servicing portfolio was $2.6 billion at March 31, 2025, and $2.5 billion at December 31, 2024.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended			1Q25 vs 4Q24		1Q25 vs 1Q24
(in thousands, except per share data)	March 31, 2025	December 31, 2024	March 31, 2024	$ Change	% Change	$ Change	% Change
Earnings Summary
Interest income	$62,760	$61,707	$48,369	$1,053	1.7%	$14,391	29.8%
Interest expense	16,713	17,380	13,361	(667)	(3.8)%	3,352	25.1%
Net interest income	46,047	44,327	35,008	1,720	3.9%	11,039	31.5%
Provision for credit losses	2,246	7,828	2,727	(5,582)	(71.3)%	(481)	(17.6)%
Provision for credit losses on unfunded commitments	—	122	142	(122)	(100.0)%	(142)	(100.0)%
Noninterest income	12,549	11,913	5,972	636	5.3%	6,577	110.1%
Noninterest expense	38,053	37,514	29,487	539	1.4%	8,566	29.1%
Income before income taxes	18,297	10,776	8,624	7,521	69.8%	9,673	112.2%
Income tax expense	4,365	3,243	2,062	1,122	34.6%	2,303	111.7%
Net income	$13,932	$7,533	$6,562	$6,399	84.9%	$7,370	112.3%

Pre-tax pre-provision net revenue ("PPNR") (1)	$20,543	$18,726	$11,493	$1,817	9.7%	$9,050	78.7%
Core PPNR(1)	$21,809	$23,961	$12,205	$(2,152)	(9.0)%	$9,604	78.7%

Common Share Data
Earnings per share - Basic	$0.84	$0.45	$0.47	$0.39	86.7%	$0.37	78.7%
Earnings per share - Diluted	$0.82	$0.45	$0.47	$0.37	82.2%	$0.35	74.5%
Core earnings per share - Diluted(1)	$0.88	$0.92	$0.51	$(0.04)	(4.3)%	$0.37	72.5%
Weighted average common shares - Basic	16,666	16,595	13,919
Weighted average common shares - Diluted	16,925	16,729	13,919

Return Ratios
Return on average assets (annualized)	1.75%	0.96%	1.15%
Core return on average assets (annualized)(1)	1.87%	1.97%	1.24%
Return on average equity (annualized)	15.56%	8.50%	10.19%
Core return on average equity (annualized)(1)	16.64%	17.46%	11.03%
Return on average tangible common equity (annualized)(1)	17.57%	9.33%	10.19%
Core return on average tangible common equity (annualized)(1)	18.77%	18.91%	11.03%
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.

COMPARATIVE FINANCIAL HIGHLIGHTS - Unaudited (Continued)

	Quarter Ended			Quarter Ended
	March 31,			December 31,	September 30,	June 30,
(in thousands, except per share data)	2025	2024	% Change	2024	2024	2024
Balance Sheet Highlights
Assets	$3,349,805	$2,324,238	44.1%	$3,206,911	$2,560,788	$2,438,583
Investment securities available-for-sale	213,452	202,254	5.5%	223,630	208,700	207,917
Mortgage loans held for sale	34,656	10,303	236.4%	21,270	19,554	19,219
Portfolio loans receivable (2)	2,678,406	1,964,525	36.3%	2,630,163	2,107,522	2,021,588
Allowance for credit losses	48,454	29,350	65.1%	48,652	31,925	30,832
Deposits	2,891,333	2,005,695	44.2%	2,761,939	2,186,224	2,100,428
FHLB borrowings	22,000	22,000	—%	22,000	52,000	32,000
Other borrowed funds	12,062	12,062	—%	12,062	12,062	12,062
Total stockholders' equity	369,577	259,465	42.4%	355,139	280,111	267,854
Tangible common equity (1)	329,936	259,465	27.2%	318,196	280,111	267,854

Common shares outstanding	16,657	13,890	19.9%	16,663	13,918	13,910
Book value per share	$22.19	$18.68	18.8%	$21.31	$20.13	$19.26
Tangible book value per share (1)	$19.81	$18.68	6.0%	$19.10	$20.13	$19.26
Dividends per share	$0.10	$0.08	25.0%	$0.10	$0.10	$0.08
______________
(1) Refer to Appendix for reconciliation of non-GAAP measures.
(2) Loans are reflected net of deferred fees and costs.

Consolidated Statements of Income (Unaudited)
	Three Months Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Interest income
Loans, including fees	$58,691	$58,602	$50,047	$48,275	$45,991
Investment securities available-for-sale	1,861	1,539	1,343	1,308	1,251
Federal funds sold and other	2,208	1,566	1,220	1,032	1,127
Total interest income	62,760	61,707	52,610	50,615	48,369

Interest expense
Deposits	16,512	16,385	13,902	13,050	12,833
Borrowed funds	201	995	354	508	528
Total interest expense	16,713	17,380	14,256	13,558	13,361

Net interest income	46,047	44,327	38,354	37,057	35,008
Provision for credit losses	2,246	7,828	3,748	3,417	2,727
Provision for credit losses on unfunded commitments	—	122	17	104	142
Net interest income after provision for credit losses	43,801	36,377	34,589	33,536	32,139
Noninterest income
Service charges on deposits	258	241	235	200	207
Credit card fees	3,722	3,733	4,055	4,330	3,881
Mortgage banking revenue	1,831	1,821	1,882	1,990	1,453
Government lending revenue	1,096	2,301	—	—	—
Government loan servicing revenue	3,568	3,993	—	—	—
Loan servicing rights (government guaranteed)	472	1,013	—	—	—
Non-recurring equity and debt investment write-down	—	(2,620)	—	—	—
Other income	1,602	1,431	463	370	431
Total noninterest income	12,549	11,913	6,635	6,890	5,972
Noninterest expenses
Salaries and employee benefits	18,067	16,513	13,345	13,272	12,907
Occupancy and equipment	2,910	2,976	1,791	1,864	1,613
Professional fees	2,112	2,150	1,980	1,769	1,947
Data processing	7,112	7,210	6,930	6,788	6,761
Advertising	1,779	1,032	1,223	2,072	2,032
Loan processing	743	969	615	476	371
Foreclosed real estate expenses, net	1	—	1	—	1
Merger-related expenses	1,266	2,615	520	83	712
Operational losses	903	993	1,008	782	931
Regulatory assessment expenses	889	484	427	553	473
Other operating	2,271	2,572	1,885	1,834	1,739
Total noninterest expenses	38,053	37,514	29,725	29,493	29,487
Income before income taxes	18,297	10,776	11,499	10,933	8,624
Income tax expense	4,365	3,243	2,827	2,728	2,062
Net income	$13,932	$7,533	$8,672	$8,205	$6,562

Consolidated Balance Sheets
	(unaudited)	(audited)	(unaudited)	(unaudited)	(unaudited)
(in thousands, except share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Assets
Cash and due from banks	$27,836	$25,433	$23,462	$19,294	$12,361
Interest-bearing deposits at other financial institutions	266,092	179,841	133,180	117,160	72,787
Federal funds sold	59	58	58	57	56
Total cash and cash equivalents	293,987	205,332	156,700	136,511	85,204
Investment securities available-for-sale	213,452	223,630	208,700	207,917	202,254
Restricted investments	7,031	4,479	5,895	4,930	4,441
Loans held for sale	34,656	21,270	19,554	19,219	10,303
Portfolio loans receivable, net of deferred fees and costs	2,678,406	2,630,163	2,107,522	2,021,588	1,964,525
Less allowance for credit losses	(48,454)	(48,652)	(31,925)	(30,832)	(29,350)
Total portfolio loans held for investment, net	2,629,952	2,581,511	2,075,597	1,990,756	1,935,175
Premises and equipment, net	15,085	15,525	5,959	5,551	4,500
Accrued interest receivable	19,458	16,664	12,468	12,162	12,258
Goodwill	24,085	21,126	—	—	—
Intangible assets	13,861	14,072	—	—	—
Core deposit intangibles	1,695	1,745	—	—	—
Loan servicing assets	2,244	5,511	—	—	—
Deferred tax asset	15,902	16,670	10,748	12,150	12,311
Bank owned life insurance	44,335	43,956	38,779	38,414	38,062
Other assets	34,062	35,420	26,388	10,973	19,730
Total assets	$3,349,805	$3,206,911	$2,560,788	$2,438,583	$2,324,238

Liabilities
Deposits
Noninterest-bearing	$812,224	$810,928	$718,120	$684,574	$665,812
Interest-bearing	2,079,109	1,951,011	1,468,104	1,415,854	1,339,883
Total deposits	2,891,333	2,761,939	2,186,224	2,100,428	2,005,695
Federal Home Loan Bank advances	22,000	22,000	52,000	32,000	22,000
Other borrowed funds	12,062	12,062	12,062	12,062	12,062
Accrued interest payable	9,995	9,393	8,503	6,573	6,009
Other liabilities	44,838	46,378	21,888	19,666	19,007
Total liabilities	2,980,228	2,851,772	2,280,677	2,170,729	2,064,773

Stockholders' equity
Common stock	167	167	139	139	139
Additional paid-in capital	128,692	128,598	55,585	55,005	54,229
Retained earnings	249,925	237,843	232,995	225,824	218,731
Accumulated other comprehensive loss	(9,207)	(11,469)	(8,608)	(13,114)	(13,634)
Total stockholders' equity	369,577	355,139	280,111	267,854	259,465
Total liabilities and stockholders' equity	$3,349,805	$3,206,911	$2,560,788	$2,438,583	$2,324,238

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

	Three Months Ended March 31, 2025			Three Months Ended December 31, 2024			Three Months Ended March 31, 2024
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/ Rate(1)
	(in thousands)
Assets
Interest earning assets:
Interest-bearing deposits	$203,053	$2,138	4.27%	$140,206	$1,446	4.10%	$84,531	$1,049	4.99%
Federal funds sold	58	1	6.99	58	—	—	56	1	7.18
Investment securities available-for-sale	235,605	1,861	3.20	236,951	1,539	2.58	233,231	1,251	2.16
Restricted investments	5,761	69	4.86	7,292	120	6.55	4,601	77	6.73
Loans held for sale	9,356	238	10.32	25,614	193	3.00	4,872	83	6.85
Portfolio loans receivable(2)(3)	2,634,110	58,453	9.00	2,592,960	58,409	8.96	1,927,372	45,908	9.58
Total interest earning assets	3,087,943	62,760	8.24	3,003,081	61,707	8.17	2,254,663	48,369	8.63
Noninterest earning assets	134,021			117,026			44,571
Total assets	$3,221,964			$3,120,107			$2,299,234

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Interest-bearing demand accounts	$242,355	368	0.62	$257,446	424	0.66	$183,217	110	0.24
Savings	13,204	18	0.55	13,497	20	0.59	4,841	1	0.08
Money market accounts	869,978	7,399	3.45	763,526	7,131	3.72	682,414	7,136	4.21
Time deposits	859,729	8,727	4.12	847,618	8,810	4.13	449,963	5,586	4.99
Borrowed funds	34,062	201	2.39	97,116	995	4.08	58,963	528	3.60
Total interest-bearing liabilities	2,019,328	16,713	3.36	1,979,203	17,380	3.49	1,379,398	13,361	3.90
Noninterest-bearing liabilities:
Noninterest-bearing liabilities	56,503			58,460			23,820
Noninterest-bearing deposits	783,018			729,907			637,124
Stockholders’ equity	363,115			352,537			258,892
Total liabilities and stockholders’ equity	$3,221,964			$3,120,107			$2,299,234

Net interest spread			4.88%			4.68%			4.73%
Net interest income		$46,047			$44,327			$35,008
Net interest margin(4)			6.05%			5.87%			6.24%
_______________
(1)Annualized.
(2)Includes nonaccrual loans.
(3)For the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, collectively, Commercial Bank Loan Yield was 7.14%, 6.98% and 6.96%, respectively.
(4)For the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, collectively, Commercial Bank Net Interest Margin was 4.32%, 3.99% and 3.77%, respectively.

The Company’s reportable segments represent business units with discrete financial information whose results are regularly reviewed by management. The four segments include Commercial Banking, Capital Bank Home Loans (the Company’s mortgage loan division), OpenSky™ (the Company’s credit card division) and Windsor Advantage.

Effective January 1, 2024, the Company allocated certain expenses previously recorded directly to the Commercial Bank segment to the other segments. These expenses are for shared services also consumed by OpenSky™, CBHL, and Windsor. The Company performs an allocation process based on several metrics the Company believes more accurately ascribe shared service overhead to each segment. The Company believes this reflects the cost of support for each segment that should be considered in assessing segment performance. Historical information has been recast to reflect financial information consistently with the 2024 presentation.

The following schedule presents financial information for the periods indicated. Total assets are presented as of March 31, 2025, December 31, 2024, and March 31, 2024.

Segments
For the three months ended March 31, 2025
(in thousands)	Commercial Bank	CBHL	OpenSky™	Windsor Advantage	Consolidated
Interest income	$48,164	$152	$14,444	$—	$62,760
Interest expense	16,649	64	—	—	16,713
Net interest income	31,515	88	14,444	—	46,047
Provision for credit losses	446	—	1,800	—	2,246
Net interest income after provision	31,069	88	12,644	—	43,801
Noninterest income	2,474	1,736	3,733	4,606	12,549
Noninterest expense(1)	18,560	2,531	13,302	3,660	38,053
Net income (loss) before taxes	$14,983	$(707)	$3,075	$946	$18,297

Total assets	$3,192,327	$14,092	$119,636	$23,750	$3,349,805

For the three months ended December 31, 2024
(in thousands)	Commercial Bank	CBHL	OpenSky™	Windsor Advantage	Consolidated
Interest income	$46,061	$192	$15,454	$—	$61,707
Interest expense	17,249	131	—	—	17,380
Net interest income	28,812	61	15,454	—	44,327
Provision for credit losses	6,651	—	1,177	—	7,828
Provision for credit losses on unfunded commitments	122	—	—	—	122
Net interest income after provision	22,039	61	14,277	—	36,377
Noninterest income	1,928	1,676	3,743	4,566	11,913
Noninterest expense(1)	19,872	2,377	12,595	2,670	37,514
Net income (loss) before taxes	$4,095	$(640)	$5,425	$1,896	$10,776

Total assets	$3,033,792	$21,691	$125,913	$25,515	$3,206,911

For the three months ended March 31, 2024
(in thousands)	Commercial Bank	CBHL	OpenSky™	Windsor Advantage	Consolidated
Interest income	$33,365	$83	$14,921	$—	$48,369
Interest expense	13,320	41	—	—	13,361
Net interest income	20,045	42	14,921	—	35,008
Provision for credit losses	1,168	—	1,559	—	2,727
Provision for credit losses on unfunded commitments	142	—	—	—	142
Net interest income after provision	18,735	42	13,362	—	32,139
Noninterest income	705	1,352	3,915	—	5,972
Noninterest expense(1)	13,783	2,105	13,599	—	29,487
Net income (loss) before taxes	$5,657	$(711)	$3,678	$—	$8,624

Total assets	$2,208,135	$10,785	$105,318	$—	$2,324,238
________________________
(1)     Noninterest expense includes $6.4 million, $6.3 million, and $6.1 million in data processing expense in OpenSky’s™ segment for the three months ended March 31, 2025, December 31, 2024, and March 31, 2024, respectively.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited
	Quarter Ended
(in thousands, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Earnings:
Net income	$13,932	$7,533	$8,672	$8,205	$6,562
Earnings per common share, diluted	0.82	0.45	0.62	0.59	0.47
Net interest margin	6.05%	5.87%	6.41%	6.46%	6.24%
Commercial Bank net interest margin(2)	4.32%	3.99%	4.01%	3.90%	3.77%
Return on average assets(1)	1.75%	0.96%	1.42%	1.40%	1.15%
Return on average equity(1)	15.56%	8.50%	12.59%	12.53%	10.19%
Efficiency ratio	64.94%	66.70%	66.07%	67.11%	71.95%

Balance Sheet:
Total portfolio loans receivable, net deferred fees	$2,678,406	$2,630,163	$2,107,522	$2,021,588	$1,964,525
Total deposits	2,891,333	2,761,939	2,186,224	2,100,428	2,005,695
Total assets	3,349,805	3,206,911	2,560,788	2,438,583	2,324,238
Total stockholders' equity	369,577	355,139	280,111	267,854	259,465
Total average portfolio loans receivable, net deferred fees	2,634,110	2,592,960	2,053,619	1,992,630	1,927,372
Total average deposits	2,768,284	2,611,994	2,091,294	2,010,736	1,957,559
Portfolio loans-to-deposit ratio (period-end balances)	92.64%	95.23%	96.40%	96.25%	97.95%
Portfolio loans-to-deposit ratio (average balances)	95.15%	99.27%	98.20%	99.10%	98.46%

Asset Quality Ratios:
Nonperforming assets to total assets	1.21%	0.94%	0.60%	0.58%	0.62%
Nonperforming loans to total loans	1.51%	1.15%	0.73%	0.70%	0.73%
Net charge-offs to average portfolio loans (1)	0.38%	0.37%	0.51%	0.39%	0.41%
Allowance for credit losses to total loans	1.81%	1.85%	1.51%	1.53%	1.49%
Allowance for credit losses to non-performing loans	119.73%	160.88%	206.50%	219.40%	204.37%

Bank Capital Ratios:
Total risk based capital ratio	13.00%	12.79%	13.76%	14.51%	14.36%
Tier-1 risk based capital ratio	11.75%	11.54%	12.50%	13.25%	13.10%
Leverage ratio	9.27%	9.17%	9.84%	10.36%	10.29%
Common Equity Tier-1 capital ratio	11.75%	11.54%	12.50%	13.25%	13.10%
Tangible common equity	8.66%	9.31%	9.12%	9.53%	9.66%
Holding Company Capital Ratios:
Total risk based capital ratio	15.05%	15.48%	16.65%	16.98%	16.83%
Tier-1 risk based capital ratio	13.41%	13.83%	14.88%	15.19%	15.03%
Leverage ratio	10.68%	11.07%	11.85%	11.93%	11.87%
Common Equity Tier-1 capital ratio	13.33%	13.74%	14.78%	15.08%	14.92%
Tangible common equity	9.94%	11.07%	10.94%	10.98%	11.16%
_______________
(1)Annualized.
(2)Refer to Appendix for reconciliation of non-GAAP measures.

HISTORICAL FINANCIAL HIGHLIGHTS - Unaudited (Continued)
	Quarter Ended
(in thousands, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Composition of Loans:
Commercial real estate, non owner-occupied	$484,399	$471,329	$403,487	$397,080	$377,224
Commercial real estate, owner-occupied	420,643	440,026	351,462	319,370	330,840
Residential real estate	693,597	688,552	623,684	601,312	577,112
Construction real estate	343,280	321,252	301,909	294,489	290,016
Commercial and industrial	594,331	554,550	271,811	255,686	254,577
Lender finance	23,165	28,574	29,546	33,294	13,484
Business equity lines of credit	3,468	3,090	2,663	2,989	14,768
Credit card, net of reserve(2)	118,709	127,766	127,098	122,217	111,898
Other consumer loans	2,200	2,089	2,045	1,930	738
Portfolio loans receivable	$2,683,792	$2,637,228	$2,113,705	$2,028,367	$1,970,657
Deferred origination fees, net	(5,386)	(7,065)	(6,183)	(6,779)	(6,132)
Portfolio loans receivable, net	$2,678,406	$2,630,163	$2,107,522	$2,021,588	$1,964,525

Composition of Deposits:
Noninterest-bearing	$812,224	$810,928	$718,120	$684,574	$665,812
Interest-bearing demand	296,455	238,881	266,493	266,070	193,963
Savings	12,819	13,488	3,763	4,270	4,525
Money markets	912,418	816,708	686,526	672,455	678,435
Customer time deposits	549,630	548,901	358,300	317,911	302,319
Brokered time deposits	307,787	333,033	153,022	155,148	160,641
Total deposits	$2,891,333	$2,761,939	$2,186,224	$2,100,428	$2,005,695

Capital Bank Home Loan Metrics:
Origination of loans held for sale	$65,815	$89,998	$74,690	$82,363	$52,080
Mortgage loans sold	54,144	77,399	67,296	66,417	40,377
Gain on sale of loans	1,664	1,897	1,644	1,732	1,238
Purchase volume as a % of originations	90.73%	90.42%	90.98%	96.48%	97.83%
Gain on sale as a % of loans sold(3)	3.07%	2.45%	2.44%	2.61%	3.07%
Mortgage commissions	$545	$620	$598	$582	$490

OpenSky™ Portfolio Metrics:
Open customer accounts	563,718	552,566	548,952	537,734	526,950
Secured credit card loans, gross	$81,252	$87,226	$89,641	$90,961	$85,663
Unsecured credit card loans, gross	38,987	42,430	39,730	33,560	28,508
Noninterest secured credit card deposits	168,796	166,355	170,750	173,499	171,771
_______________
(3)Credit card loans are presented net of reserve for interest and fees.
(4)Gain on sale percentage is calculated as gain on sale of loans divided by mortgage loans sold.

Appendix

Reconciliation of Non-GAAP Measures

The Company has presented the following non-GAAP (U.S. Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Company’s results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Company evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Company’s industry. Investors should recognize that the Company’s presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Company strongly encourages a review of its condensed consolidated financial statements in their entirety.

Appendix

Reconciliation of Non-GAAP Measures

Core Earnings Metrics	Quarter Ended
(in thousands, except per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Net Income	$13,932	$7,533	$8,672	$8,205	$6,562
Add: Merger-Related Expenses, net of tax	964	2,151	557	62	538
Add: Non-recurring equity and debt investment write-down	—	2,620	—	—	—
Add: IFH ACL Provision, net of tax	—	3,169	—	—	—
Core Net Income	$14,896	$15,473	$9,229	$8,267	$7,100

Weighted Average Common Shares - Diluted	16,925	16,729	13,951	13,895	13,919
Earnings per Share - Diluted	$0.82	$0.45	$0.62	$0.59	$0.47
Core Earnings per Share - Diluted	$0.88	$0.92	$0.66	$0.59	$0.51

Average Assets	$3,221,964	$3,120,107	$2,437,870	$2,353,868	$2,299,234
Return on Average Assets(1)	1.75%	0.96%	1.42%	1.40%	1.15%
Core Return on Average Assets(1)	1.87%	1.97%	1.51%	1.41%	1.24%

Average Equity	$363,115	$352,537	$274,087	$263,425	$258,892
Return on Average Equity(1)	15.56%	8.50%	12.59%	12.53%	10.19%
Core Return on Average Equity(1)	16.64%	17.46%	13.40%	12.62%	11.03%

Net Interest Income (a)	$46,047	$44,327	$38,354	$37,057	$35,008
Noninterest Income	12,549	11,913	6,635	6,890	5,972
Total Revenue	$58,596	$56,240	$44,989	$43,947	$40,980
Noninterest Expense	$38,053	$37,514	$29,725	$29,493	$29,487
Efficiency Ratio(2)	64.9%	66.7%	66.1%	67.1%	72.0%

Noninterest Income	$12,549	$11,913	$6,635	$6,890	$5,972
Add: Non-recurring equity and debt investment write-down	—	2,620	—	—	—
Core Fee Revenue (b)	$12,549	$14,533	$6,635	$6,890	$5,972
Core Revenue (a) + (b)	$58,596	$58,860	$44,989	$43,947	$40,980

Noninterest Expense	$38,053	$37,514	$29,725	$29,493	$29,487
Less: Merger-Related Expenses	1,266	2,615	520	83	712
Core Noninterest Expense	$36,787	$34,899	$29,205	$29,410	$28,775
Core Efficiency Ratio(2)	62.8%	59.3%	64.9%	66.9%	70.2%
_______________
(1)Annualized.
(2)The efficiency ratio is calculated by dividing noninterest expense by total revenue (net interest income plus noninterest income).

Appendix

Reconciliation of Non-GAAP Measures

Commercial Bank Net Interest Margin	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Commercial Bank Net Interest Income	$31,515	$28,812	$22,676	$21,223	$20,045
Average Interest Earning Assets	3,087,943	3,003,081	2,380,946	2,307,070	2,254,663
Less: Average Non-Commercial Bank Interest Earning Assets	128,278	133,401	129,906	119,801	116,197
Average Commercial Bank Interest Earning Assets	$2,959,665	$2,869,680	$2,251,040	$2,187,269	$2,138,466
Commercial Bank Net Interest Margin	4.32%	3.99%	4.01%	3.90%	3.77%

Commercial Bank Portfolio Loans Receivable Yield	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Portfolio Loans Receivable Interest Income	$58,453	$58,409	$49,886	$48,143	$45,908
Less: Credit Card Loan Income	14,148	15,022	15,137	15,205	14,457
Commercial Bank Portfolio Loans Receivable Interest Income	$44,305	$43,387	$34,749	$32,938	$31,451
Average Portfolio Loans Receivable	2,634,110	2,592,960	2,053,619	1,992,630	1,927,372
Less: Average Credit Card Loans	118,723	120,993	119,458	111,288	110,483
Total Commercial Bank Average Portfolio Loans Receivable	$2,515,387	$2,471,967	$1,934,161	$1,881,342	$1,816,889
Commercial Bank Portfolio Loans Receivable Yield	7.14%	6.98%	7.15%	7.04%	6.96%

Pre-tax, Pre-Provision Net Revenue ("PPNR")	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Net Income	$13,932	$7,533	$8,672	$8,205	$6,562
Add: Income Tax Expense	4,365	3,243	2,827	2,728	2,062
Add: Provision for Credit Losses	2,246	7,828	3,748	3,417	2,727
Add: Provision for Credit Losses on Unfunded Commitments	—	122	17	104	142
Pre-tax, Pre-Provision Net Revenue ("PPNR")	$20,543	$18,726	$15,264	$14,454	$11,493

Core PPNR	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Net Income	$13,932	$7,533	$8,672	$8,205	$6,562
Add: Income Tax Expense	4,365	3,243	2,827	2,728	2,062
Add: Provision for Credit Losses	2,246	7,828	3,748	3,417	2,727
Add: Provision for Credit Losses on Unfunded Commitments	—	122	17	104	142
Add: Merger-Related Expenses	1,266	2,615	520	83	712
Add: Non-recurring equity and debt investment write-down	—	2,620	—	—	—
Core PPNR	$21,809	$23,961	$15,784	$14,537	$12,205

Appendix

Reconciliation of Non-GAAP Measures

Allowance for Credit Losses to Total Portfolio Loans	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Allowance for Credit Losses	$48,454	$48,652	$31,925	$30,832	$29,350
Total Portfolio Loans	2,678,406	2,630,163	2,107,522	2,021,588	1,964,525
Allowance for Credit Losses to Total Portfolio Loans	1.81%	1.85%	1.51%	1.53%	1.49%

Commercial Bank Allowance for Credit Losses to Commercial Bank Portfolio Loans	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Allowance for Credit Losses	$48,454	$48,652	$31,925	$30,832	$29,350
Less: Credit Card Allowance for Credit Losses	5,905	6,402	7,339	6,768	5,991
Commercial Bank Allowance for Credit Losses	42,549	42,250	24,586	24,064	23,359
Total Portfolio Loans	2,678,406	2,630,163	2,107,522	2,021,588	1,964,525
Less: Gross Credit Card Loans	115,991	122,928	121,718	116,180	106,572
Commercial Bank Portfolio Loans	2,562,415	2,507,235	1,985,804	1,905,408	1,857,953
Commercial Bank Allowance for Credit Losses to Total Portfolio Loans	1.67%	1.70%	1.24%	1.26%	1.26%

Nonperforming Assets to Total Assets	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Total Nonperforming Assets	$40,471	$30,241	$15,460	$14,053	$14,361
Total Assets	3,349,805	3,206,911	2,560,788	2,438,583	2,324,238
Nonperforming Assets to Total Assets	1.21%	0.94%	0.60%	0.58%	0.62%

Nonperforming Loans to Total Portfolio Loans	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Total Nonperforming Loans	$40,471	$30,241	$15,460	$14,053	$14,361
Total Portfolio Loans	2,678,406	2,630,163	2,107,522	2,021,588	1,964,525
Nonperforming Loans to Total Portfolio Loans	1.51%	1.15%	0.73%	0.70%	0.73%

Net Charge-Offs to Average Portfolio Loans	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Total Net Charge-Offs	$2,444	$2,427	$2,655	$1,935	$1,987
Total Average Portfolio Loans	2,634,110	2,592,960	2,053,619	1,992,630	1,927,372
Net Charge-Offs to Average Portfolio Loans, Annualized	0.38%	0.37%	0.51%	0.39%	0.41%

Appendix

Reconciliation of Non-GAAP Measures

Tangible Book Value per Share	Quarter Ended
(in thousands, except share and per share data)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Total Stockholders' Equity	$369,577	$355,139	$280,111	$267,854	$259,465
Less: Preferred Equity	—	—	—	—	—
Less: Intangible Assets	39,641	36,943	—	—	—
Tangible Common Equity	$329,936	$318,196	$280,111	$267,854	$259,465
Period End Shares Outstanding	16,657,168	16,662,626	13,917,891	13,910,467	13,889,563
Tangible Book Value per Share	$19.81	$19.10	$20.13	$19.26	$18.68

Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Net Income	$13,932	$7,533	$8,672	$8,205	$6,562
Add: Intangible Amortization, Net of Tax	199	198	—	—	—
Net Tangible Income	$14,131	$7,731	$8,672	$8,205	$6,562
Average Equity	363,115	352,537	274,087	263,425	258,892
Less: Average Intangible Assets	36,896	22,890	—	—	—
Net Average Tangible Common Equity	$326,219	$329,647	$274,087	$263,425	$258,892
Return on Average Equity	15.56%	8.50%	12.59%	12.53%	10.19%
Return on Average Tangible Common Equity	17.57%	9.33%	12.59%	12.53%	10.19%

Core Return on Average Tangible Common Equity	Quarter Ended
(in thousands)	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

Net Income, as Adjusted	$14,896	$15,473	$9,229	$8,267	$7,100
Add: Intangible Amortization, Net of Tax	199	198	—	—	—
Core Net Tangible Income	$15,095	$15,671	$9,229	$8,267	$7,100
Core Return on Average Tangible Common Equity	18.77%	18.91%	13.40%	12.62%	11.03%

ABOUT CAPITAL BANCORP, INC.
Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in four locations in the Washington, D.C., Baltimore, other Maryland markets, one bank branch in Fort Lauderdale, Florida, one bank branch in Chicago, Illinois and one bank branch in Raleigh, North Carolina. Capital Bancorp had assets of approximately $3.3 billion at March 31, 2025 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.
FORWARD-LOOKING STATEMENTS
This earnings release contains forward-looking statements. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” "optimistic," “intends” and similar words or phrases. Any or all of the forward-looking statements in this earnings release may turn out to be inaccurate. The inclusion of forward-looking information in this earnings release should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Our actual results could differ materially from those anticipated in such forward-looking statements.  Accordingly, we caution you that any such forward-looking statements are not a guarantee of future performance and that actual results may prove to be materially different from the results expressed or implied by the forward-looking statements due to a number of factors. For details on some of the factors that could affect these expectations, see risk factors and other cautionary language included in the Company's Annual Report on Form 10-K and other periodic and current reports filed with the Securities and Exchange Commission.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements: changes in general economic, political, or industry conditions; geopolitical concerns, including the ongoing wars in Ukraine and in the Middle East; uncertainty in U.S. fiscal and monetary policy, including the interest rate policies of the Board of Governors of the Federal Reserve System; inflation/deflation, interest rate, market, and monetary fluctuations; volatility and disruptions in global capital and credit markets; competitive pressures on product pricing and services; success, impact, and timing of our business strategies, including market acceptance of any new products or services; the impact of changes in financial services policies, laws, and regulations, including those concerning taxes, banking, securities, and insurance, and the application thereof by regulatory bodies; cybersecurity threats and the cost of defending against them, including the costs of compliance with potential legislation to combat cybersecurity at a state, national, or global level; climate change, including any enhanced regulatory, compliance, credit and reputational risks and costs; the expected cost savings, synergies and other financial benefits from the acquisition of IFH or any other acquisition the Company has made or may make might not be realized within the expected time frames or at all; the effect of acquisitions we have made or may make, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions, and/or the failure to effectively integrate an acquisition target into our operations; and other factors that may affect our future results.

These forward-looking statements are made as of the date of this communication, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by law.

FINANCIAL CONTACT: Dominic Canuso (301) 468-8848 x1403
MEDIA CONTACT: Ed Barry (240) 283-1912
WEB SITE: www.CapitalBankMD.com